UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2006

CLICK COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30881	36-4088644
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

233 North Michigan, 22nd Floor, Chicago, Illinois  60601

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (312) 482-9006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On February 8, 2006, Click Commerce, Inc. (the “Company”) and its wholly-owned subsidiary, Click Procure, Inc. (the “Subsidiary”), entered into an Asset Purchase (the “Agreement”), with Elance, Inc., (“Elance”) pursuant to which the Subsidiary purchased the assets of the Seller’s on-demand e-commerce solutions for services business (the “enterprise software business”). The assets acquired by the Subsidiary in the transaction include software, trademarks, customer contracts and lists, product processes, other intangible assets, cash, receivables and other operating assets, as well as its obligations under certain contracts related to the enterprise software business. The Subsidiary also acquired all of the stock of Elance’s subsidiaries in the United Kingdom and India engaged in such business. The total consideration paid for the acquisition was approximately $15,250,000, comprised of $3,500,000 in cash and approximately $11,750,000 in restricted Common Stock of the Company.   The restricted Common Stock issued in the transaction was valued at $27.97 per share based on the average of the last share sales price of the Company’s Common Stock as reported by the Nasdaq National Market over a period of ten consecutive trading days ending on February 3, 2006.  Pursuant to the terms of the Agreement, Elance may distribute a portion of the restricted common stock to certain of its employees who meet the definition of “accredited investor” under Regulation D of the Securities Act of 1933.

The Company financed this acquisition through the issuance of additional Common Stock and using cash on hand.

Approximately 18% of the Common Stock consideration was deposited into an escrow fund to satisfy indemnification obligations of Elance under the Agreement (“Claims”). The escrow fund will be distributed to Elance if such funds are not needed to satisfy such Claims. The Agreement contained representations and warranties customary for transactions of this type, which survived the closing and will generally remain operative until February 8, 2007. The escrow fund may be drawn against by the Subsidiary for losses based upon, attributable to or resulting from the breach or failure of Elance’s representations or warranties to be true and correct, for losses based upon, attributable to or resulting from the breach or failure of any covenant or other agreement, for losses resulting from Retained Liabilities (as defined in the Agreement), for losses based upon, attributable to or resulting from any failure to obtain either the assignment of certain term licenses for certain vendor contracts or the consent of certain customers with respect to their contracts with Elance. Similarly, Elance may seek indemnification from the Company and the Subsidiary for losses based upon, attributable to or resulting from the breach or failure of the representations or warranties of the Company and the Subsidiary to be true and correct, the breach or failure of any covenant or other agreement and any Assumed Liabilities (as defined in the Agreement).

The foregoing description is a summary of the material terms of the Agreement and does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.20, which is incorporated herein by reference.

Item 2.01                Completion of Acquisition or Divestiture of Assets.

See Item 1.01 above, which is incorporated herein by reference.

Item 3.02                Unregistered Sales of Equity Securities.

In connection with the Agreement, on February 8, 2006 the Company issued 420,123 shares (“Shares”) of restricted Common Stock to Elance may distribute a portion of the restricted Common Stock to certain of its employees who meet the definition of “accredited investor” under Regulation D of the Securities Act of 1933. The Shares were used as partial consideration for the acquisition of Elance.

Item 7.01                Regulation FD Disclosure.

On February 8, 2006, the Company issued a press release announcing the acquisition of Elance. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

On February 8, 2006, the Company issued a press release announcing that the Company rescheduled the release of its 2005 fourth quarter financial results and its earnings call for Tuesday, February 21, 2006.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated February 8, 2006, by and among Click Commerce, Inc., Click Procure, Inc. and Elance, Inc.

99.1	Press release issued by Click Commerce, Inc. on February 8, 2006 regarding the acquisition of Elance, Inc.

99.2	Press release issued by Click Commerce, Inc. on February 8, 2006 regarding the rescheduling of its release of its 2005 fourth quarter financial results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

Date: February 10, 2006
/s/ John M. Tuhey
Name: John M. Tuhey
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated February 8, 2006, by and among Click Commerce, Inc., Click Procure, Inc. and Elance, Inc.

99.1	Press release issued by Click Commerce, Inc. on February 8, 2006 regarding the acquisition of Elance, Inc.

99.2	Press release issued by Click Commerce, Inc. on February 8, 2006 regarding the rescheduling of its release of its 2005 fourth quarter financial results.